FORM 10f-3

                      THE BLACKROCK FUNDS

                 Record of Securities Purchased
             Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock North Carolina
Municipal Money Market Portfolio (BR-NCMM), BlackRock
Virginia Municipal Money Market Portfolio (BR-VAMM),
CMA Multi-state Municipal Series Trust, CMA
Connecticut Municipal Money Fund (L-CTCMA), CMA Multi-state Municipal Series Trust, CMA North Carolina
Municipal Money (L-NCCMA), BlackRock Pennsylvania
Municipal Money Market Portfolio (BR-PAMM), CMA Multi-state Municipal Series Trust, CMA Arizona Municipal
Money Fund (L-AZCMA), CMA Multi-state Municipal Series
Trust, CMA Pennsylvania Municipal Money Fund (L-PACMA)

2.	Issuer:    Commonwealth of Puerto Rico

3.	Date of Purchase:  11/10/08

4.	Underwriter from whom purchased:  Wachovia Capital Markets, LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

	a.	List Members of Underwriting Syndicate:
		Wachovia Capital Markets, LLC, Loop Capital Markets, LLC, Merrill Lynch & Co., Banc of America Securities LLC, Barclays Capital, BBVAPR Division de Valores Municipales, DEPFA First Albany Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Oppenheimer & Co. Inc., Oriental Financial Services Corporation, Popular Securities, Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Co., Santander Securities Corporation, Scotia Capital (USA) Inc., UBS Financial Services, Incorporated of Puerto Rico.

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):
(BR-NCMM) $3,000,000 out of $887,675,000;
(BR-VAMM) $3,000,000 out of $887,675,000;
(L-CTCMA) $8,000,000 out of $887,675,000;
(L-NCCMA) $6,000,000 out of $887,675,000;
(BR-PAMM) $8,000,000 out of $887,675,000;
(L-AZCMA) $4,000,000 out of $887,675,000;
(L-PACMA) $8,000,000 out of $887,675,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $40,000,000 out of $887,675,000.

8.	Purchase price (net of fees and expenses):  $100.948

9.	Date offering commenced (if different from Date of Purchase):

10. Offering price at end of first day on which any sales were made:


11.	Have the following conditions been satisfied:	Yes or No

	a.	The securities are part of an issue registered under
      	the Securities Act of 1933, as amended, which
      	is being offered to the public, or are Eligible
		Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of
		government securities.   YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.	YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors). YES

	f.	Has the affiliated underwriter confirmed
      	that it will not receive any direct or indirect
      	benefit as a result of BlackRock's participation
     	 in the offering?		YES

Received From: _ Kevin Schiatta     Date:  _11/14/08___